UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to, among other things, the Agreement and Plan of Merger, dated as of May 5, 2015, (the “Merger Agreement”), by and among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership” or “Midstream”), Crestwood Midstream GP, LLC, a Delaware limited liability company and the general partner of Midstream (“Midstream GP”), Crestwood Equity Partners LP, a Delaware limited partnership (“CEQP”), Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of CEQP (“CEQP GP”), CEQP ST SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of CEQP (“MergerCo”), MGP GP, LLC. a Delaware limited liability company and wholly owned subsidiary of CEQP (“MGP GP”), Crestwood Midstream Holdings LP, a Delaware limited partnership (“Midstream Holdings”) and Crestwood Gas Services GP, LLC, a Delaware limited liability company and wholly owned subsidiary of Midstream GP (“CGS GP”), pursuant to which, among other things, MergerCo, MGP GP and Midstream Holdings agreed to merge with and into Midstream with Midstream surviving the merger (the “merger”).

As previously disclosed in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by the Partnership on August 28, 2015 (the “proxy statement/prospectus”), Lawrence Farber and Isaac Aron, two purported unitholders of Crestwood Midstream, each filed a lawsuit in the United States District Court for the Southern District of Texas, Houston Division (the “Court”), on behalf of a purported class of Midstream unitholders. These lawsuits, which name as defendants Midstream, Midstream GP, CEQP, CEQP GP, MergerCo, MGP GP, Midstream Holdings, CGS GP and the members of the board of directors of Midstream GP as defendants (collectively, the “defendants”), assert claims relating to the merger. They were consolidated into a single action captioned: Aron v. Crestwood Midstream Partners LP, et al., Civil Action No. 4:15-cv-1367 (the “Unitholder Action”), and Plaintiff Farber subsequently dismissed his claims against all the defendants.

Plaintiff in the Unitholder Action generally alleges, among other things, that Midstream GP and certain individual defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder by disseminating a false and materially misleading proxy statement in connection with the merger.

On September 22, 2015, the parties to the Unitholder Action entered into a memorandum of understanding with respect to a proposed settlement of the Unitholder Action. The Partnership believes that the claims asserted in the Unitholder Action are without merit and that no further disclosure is required to supplement the proxy statement/prospectus under applicable laws. However, to avoid the risk that the putative unitholder class action delays or otherwise adversely affects the consummation of the merger and to minimize the expense of defending such action, the Partnership has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger, which are set forth below.

The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement that will contain customary terms, including, but not limited to, the certification of a settlement class and a release, and be subject to customary conditions, including but not limited to, court approval and the closing of the merger. The foregoing terms and conditions will be defined by the stipulation of settlement, and class members will receive a separate notice describing the settlement terms and their rights in connection with the approval of the settlement. In connection with the settlement, the parties also contemplate that plaintiff’s counsel will file a petition with the Court for an award of attorneys’ fees and expenses. Midstream will pay or cause to be paid any attorneys’ fees and expenses awarded by the Court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the outstanding Unitholder Action in the United States District Court for the Southern District Court of Texas, Houston Division, as described in this Current Report on Form 8–K, Midstream has agreed to make these supplemental disclosures to the proxy statement/prospectus. This supplemental information should be read in conjunction with the proxy statement/prospectus, which should be read in its entirety. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the proxy statement/prospectus.

The unaudited financial projections disclosed below speak only as of the date they were prepared and delivered, and not as of the time of the filing of this Current Report, the time that the merger will be completed nor any other date. The unaudited financial projections have not been updated to reflect any new information available since the time they were originally prepared and delivered nor are they being disclosed for any reason other than in connection with the settlement of the Unitholder Action as described in this Current Report.

Proposal 1: The Merger—Background of the Merger—Unaudited Financial Projections

The following disclosure supplements the base case projections provided in the table beginning on page 68 of the proxy statement/prospectus. The following upside case and downside case projections should be inserted immediately following such table:

Upside Case

		Projections
($ millions)	2015(1)	2016	2017	2018	2019
EBITDA
CMLP	$514	$588	$719	$878	$995
CEQP	$59	$62	$74	$78	$82
Pro Forma CEQP(2)	$578	$655	$798	$961	$1,082

Distributable Cash Flow
CMLP(3)	$354	$413	$491	$593	$696
CEQP	$77	$91	$131	$180	$228
Pro Forma CEQP(3)(4)	$396	$460	$547	$654	$760

Distributable Cash Flow Per LP Unit
CMLP(2)	$1.66	$1.71	$1.85	$2.03	$2.21
CEQP	$0.41	$0.49	$0.70	$0.96	$1.22
Pro Forma CEQP(3)(4)	$0.58	$0.62	$0.72	$0.85	$0.97

Distributions Per LP Unit
CMLP	$1.64	$1.67	$1.79	$1.97	$2.14
CEQP	$0.55	$0.55	$0.70	$0.96	$1.22
Pro Forma CEQP	$0.55	$0.59	$0.69	$0.81	$0.93

Growth Capital Expenditures
CMLP(5)	$340	$678	$590	$454	$369
CEQP	$7	$5	$5	$5	$5
Pro Forma CEQP(5)	$347	$682	$594	$459	$374

Notes:

(1)	Assumes 1/1/2015 effective date.
(2)	Pro forma CEQP EBITDA assumes $5 million of public company synergies.
(3)	Represents adjusted distributable cash flow available to common unitholders. Includes deduct for GE Preferred and Class A Preferred cash distributions (Class A units become cash pay in 2017).
(4)	Does not include CEQP DCF attributable to the cash received for the 7.2 million LP units and GP / IDR interest that CEQP owns in CMLP.
(5)	Excludes $40 million earn-out payment paid to Antero in February 2015.

Downside Case

		Projections
($ millions)	2015(1)	2016	2017	2018	2019
EBITDA
CMLP	$480	$470	$534	$591	$631
CEQP	$59	$62	$74	$78	$82
Pro Forma CEQP(2)	$544	$537	$613	$675	$717

Distributable Cash Flow
CMLP(3)	$321	$309	$330	$347	$386
CEQP	$77	$80	$90	$94	$112
Pro Forma CEQP(3)(4)	$364	$359	$394	$415	$457

Distributable Cash Flow Per LP Unit
CMLP(2)	$1.57	$1.56	$1.62	$1.66	$1.76
CEQP	$0.41	$0.43	$0.48	$0.50	$0.60
Pro Forma CEQP(3)(4)	$0.53	$0.51	$0.55	$0.58	$0.64

Distributions Per LP Unit
CMLP	$1.64	$1.64	$1.64	$1.64	$1.72
CEQP	$0.55	$0.55	$0.55	$0.55	$0.60
Pro Forma CEQP	$0.55	$0.55	$0.55	$0.55	$0.61

Growth Capital Expenditures
CMLP(5)	$128	$145	$203	$71	$40
CEQP	$7	$5	$5	$5	$5
Pro Forma CEQP(5)	$135	$150	$207	$76	$45

Notes:

(1)	Assumes 1/1/2015 effective date.
(2)	Pro forma CEQP EBITDA assumes $5 million of public company synergies.
(3)	Represents adjusted distributable cash flow available to common unitholders. Includes deduct for GE Preferred and Class A Preferred cash distributions (Class A units become cash pay in 2017).
(4)	Does not include CEQP DCF attributable to the cash received for the 7.2 million LP units and GP / IDR interest that CEQP owns in CMLP.
(5)	Excludes $40 million earn-out payment paid to Antero in February 2015.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” which may describe the Partnership’s objectives, expected results of operations, targets, plans, strategies, costs, anticipated capital expenditures, potential acquisitions, management’s expectations, beliefs or goals regarding the proposed transaction between the Partnership and CEQP, the expected timing of that transaction and the future financial and/or operating impact of that transaction-including the anticipated integration process and any related benefits, opportunities or synergies. These statements are based on current plans, expectations and projections and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: the possibility that expected cost reductions will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices (including, without limitation, lower commodity prices for sustained periods of time); the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of CEQP or the Partnership assets; failure or delays by customers in achieving expected production in their oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to CEQP or Partnership gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of CEQP or the Partnership to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond CEQP’s or the Partnership’s control; timely receipt of necessary government approvals and permits, the ability of CEQP or the Partnership to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact CEQP’s or the Partnership’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; risks related to the substantial indebtedness, of either company, as well as other factors disclosed in CEQP’s or the Partnership’s filings with the U.S. Securities and Exchange Commission; and other unforeseen factors.

For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” sections of CEQP’s and the Partnership’s most recently filed annual reports on Form 10-K and subsequent quarterly filings. These forward-looking statements are based on and include our estimates as of the date they were originally made. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

Additional Information about the Proposed Transaction and Where to Find It

This communication contains information about a proposed merger between Midstream and CEQP. In connection with the proposed merger, CEQP has filed with the SEC, and the SEC declared effective on August 28, 2015, a registration statement on Form S-4, which includes Midstream’s proxy statement as part of the proxy statement/prospectus, that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that Midstream or CEQP may file with the SEC or send to unitholders in connection with the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to unitholders as they become available because they will contain important information about the proposed merger. Investors and unitholders will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement including the proxy statement/prospectus may be obtained free of charge by accessing Midstream’s website at www.crestwoodlp.com by clicking on the “Investor Relations” link, or upon written request to Crestwood Midstream Partners LP, 700 Louisiana Street, Suite 2550, Houston, TX 77002, Attention: Investor Relations, or from CEQP by accessing CEQP’s website at www.crestwoodlp.com or upon written request to Crestwood Equity Partners LP, 700 Louisiana Street, Suite 2550, Houston, TX 77002, Attention: Investor Relations. Unitholders may also read and copy any reports, statements and other information filed by Midstream or CEQP with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP, LLC, its General Partner

Date: September 22, 2015	By:	/s/ Robert T. Halpin
Name: Robert T. Halpin
Title: Senior Vice President and Chief Financial Officer